UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENESIS PHARMACEUTICALS ENTERPRISES, INC. (Exact name of registrant as specified in its charter)
Florida (State of incorporation or organization)	65-1130026 (I.R.S. Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park Laiyang City, Yantai, Shandong Province, People’s Republic of China 710075 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-86347

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

Genesis Pharmaceuticals Enterprises, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s current report on Form 8-K, as originally filed with the Securities and Exchange Commission on October 5, 2007, and subsequently amended.

Item 2. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

Exhibit
Number	Description

3.1	Articles of Incorporation of Genesis Technology Group, Inc., a Florida corporation (1)

3.2	Amended and Restated Articles of Incorporation (1)

3.3	Articles of Amendment to Articles of Incorporation (2)

3.4	Bylaws of Genesis Technology Group, Inc., a Florida corporation (1)

4.1	6% Convertible Subordinated Debenture, dated November 7, 2007 (3)

4.2	Common Stock Purchase Warrant, dated November 7, 2007 (3)

10.1	Genesis Technology Group, Inc. 2002 Stock Option Plan (4)

10.2	Genesis Technology Group, Inc. 2002 Stock Option Plan, as amended (5)

10.3	Genesis Technology Group, Inc. 2003 Stock Option Plan (6)

10.4	Genesis Technology Group, Inc. 2004 Stock Option Plan, as amended (7)
___

(1)	Incorporated by reference to exhibits filed with our Annual Report on Form 10-KSB as filed on January 15, 2008.

(2)	Incorporated by reference to exhibits filed with our Current Report on Form 8-K as filed on October 26, 2007.

(3)	Incorporated by reference to exhibits filed with our Current Report on Form 8-K as filed on November 9, 2007.

(4)	Incorporated by reference to exhibits filed with our registration statement on Form S-8 filed on March 26, 2002.

(5)	Incorporated by reference to exhibits filed with our registration statement on Form S-8 as filed on December 17, 2002.

(6)	Incorporated by reference to exhibits filed with our registration statement on Form S-8 as filed on June 5, 2003.

(7)	Incorporated by reference to exhibit filed with our registration statement on Form S-8 as filed on September 30, 2005.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 26, 2008

GENESIS PHARMACEUTICALS ENTERPRISES, INC.,
a Florida corporation

By: /s/ Cao Wubo
Cao Wubo,
Chief Executive Officer and President